CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to the use of our report dated December 21, 2004 for The Noah Fund Equity Portfolio, a separate series of the Noah Investment Group, Inc. ("Noah") and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 under the Securities Act of 1933 Timothy Plan's Registration Statement on Form N-14 (File Nos. 333-122104 and 811-08228).


Abington, Pennsylvania                      /s/ Sanville & Company
April 14, 2005                              Certified Public Accountants